Exhibit 10-m-16
EXECUTION VERSION

THIRD AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT

This THIRD AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of October 11, 2013, is entered into by and among the following parties:

(i)	ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as Seller;

(i)	MERITOR, INC., an Indiana corporation, as Servicer;

(ii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Related Committed Purchaser, as an LC Participant, as a Purchaser Agent, as LC Bank, as Administrator and as Assignee (as defined below); and

(iii)	MARKET STREET FUNDING LLC (“Market Street”), as a Conduit Purchaser and as Assignor (as defined below).
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.    The parties hereto have entered into a Receivables Purchase Agreement, dated as of June 18, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), and desire to amend the Receivables Purchase Agreement as set forth herein.
B.    Market Street, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Receivables Purchase Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents.
C.    After giving effect to the assignment and assumption contemplated in Section 1 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Receivables Purchase Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Receivables Purchase Agreement and each of the other Assigned Documents.
D.    Concurrently herewith, the Seller, the Servicer, the Administrator and PNC are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “Amended and Restated Fee Letter”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Assignment and Assumption.
(a)    Sale and Assignment by Assignor to Assignee. At or before 2:00 pm (New York time) on the date hereof, the Assignee shall pay to the Assignor, in immediately available funds, (i) the amount set forth on Exhibit A hereto (such amount, the “Capital Payment”) representing 100.00% of the aggregate Capital of the Assignor under the Receivables Purchase Agreement on the date hereof and (ii) the amount set forth on Exhibit A hereto representing all accrued but unpaid (whether or not then due) Discount, Fees and other costs and expenses payable in respect of such Capital to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”). Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Receivables Purchase Agreement and the other Assigned Documents. Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Purchased Interest.
Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Exhibit B hereto.
(b)    Removal of Assignor. From and after the Effective Date (as defined below), the Assignor shall cease to be a Conduit Purchaser under the Receivables Purchase Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations of a Conduit Purchaser under the Receivables Purchase Agreement or any other Assigned Document (other than such rights or obligations which by their express terms survive termination thereof).
(c)    Limitation on Liability. Notwithstanding anything to the contrary set forth in this Amendment, the Assignee does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of the Assignor, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the Effective Date.
(d)    Acknowledgement and Agreement.    Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above and (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein).
SECTION 2.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    The following new paragraph is hereby added to Section 1.1(a) of the Receivables Purchase Agreement immediately following the first paragraph thereof:
Each of the parties hereto hereby acknowledges and agrees that from and after the Third Amendment Effective Date, the Purchaser Group that includes PNC, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser, and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a) shall be deemed to be a request that the Related Committed Purchasers in PNC’s Purchaser Group make their ratable share of such Purchases.
(b)    Section 1.8(a)(i) of the Receivables Purchase Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.
(c)    Section 1.9 of the Receivables Purchase Agreement is hereby replaced in its entirety with the following:
Section 1.9    Inability to Determine the Euro-Rate or LMIR.
(a)    If the Administrator (or any Purchaser Agent) determines on any day (which determination shall be final and conclusive absent manifest error) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars are not being offered to banks in the interbank eurodollar market for such day, (ii) adequate means do not exist for ascertaining the Euro‑Rate or LMIR for such day or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by such Purchaser or such Purchaser’s Purchaser Agent) of maintaining any Portion of Capital during any Settlement Period (or portion thereof), then the Administrator (or any Purchaser Agent) shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (A) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR, (B) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, be converted to the Alternate Rate determined by reference to the Base Rate without reference to clause (c) of the definition thereof and (C) the Discount for any outstanding Portions of Capital then funded at the Base Rate determined by reference to the Euro-Rate or LMIR shall, be converted to the Base Rate determined without reference to clause (c) of the definition thereof.
(b)    If, on any day, the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that, any Change in Law, or compliance by such Affected Person with any Change in Law shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (A) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (B) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.
(d)    The following new defined terms and definitions thereof are hereby added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:
“LMIR” means for any day during any Settlement Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“Third Amendment Effective Date” means the date on which that certain Third Amendment to this Agreement, dated as of October 11, 2013, becomes effective in accordance with its terms.
(e)    The definition of “Alternate Rate” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:
“Alternate Rate” for any Settlement Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to: (a) solely with respect to PNC, as a Purchaser, the daily average LMIR for such Settlement Period, (b) with respect to any Purchaser other than PNC, the Euro-Rate for such Settlement Period, only to the extent that the Euro-Rate is available or (c) the Base Rate for such Settlement Period, only to the extent that LMIR or the Euro-Rate, as applicable, is unavailable pursuant to Section 1.9; provided, however, that the “Alternate Rate” for any day while a Termination Event has occurred and is continuing shall be an interest rate equal to the Base Rate plus 2.0% per annum.
(f)    The definition of “Applicable Margin” set forth in Exhibit I to the Receivables Purchase Agreement is deleted in its entirety
(g)    Clause (c) of the definition of “Base Rate” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:

(c)    the Euro-Rate or LMIR applicable to the Settlement Period for which the Base Rate is then being determined; provided, however, that this clause (c) shall not apply at any time when the Base Rate is applicable pursuant to Section 1.9.
(h)    The definition of “Business Day” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.
(i)    The definition of “Conduit Purchaser” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:
“Conduit Purchaser” means each commercial paper conduit that is or becomes a party to this Agreement as a “Conduit Purchaser.”
(j)    The definition “Year” set forth in the definition of “Discount” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the term “Euro-Rate” where it appears therein with the phrase “Euro-Rate or LMIR”.
(k)    The definition of “Related Committed Purchaser” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:
“Related Committed Purchaser” means each Person listed as such on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.
(l)    Schedule IV to the Receivables Purchase Agreement is amended and restated in its entirety as Schedule IV attached hereto.
(m)    Annex B to the Receivables Purchase Agreement is is hereby amended by replacing the term “Market Street Funding LLC’s Purchaser Group” where it appears therein with the phrase “PNC Bank, National Association’s Purchaser Group”.
(n)    Annex C to the Receivables Purchase Agreement is is hereby amended by replacing the term “Market Street Funding LLC’s Purchaser Group” where it appears therein with the phrase “PNC Bank, National Association’s Purchaser Group”.
SECTION 3.    Notice Address. PNC’s address for notices under the Loan Agreement in each of its capacities thereunder shall be the following:
Address:    PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention:    Robyn Reeher
Telephone:    (412) 768-3090
Telecopy:    (412) 762-9184
E-mail:    robyn.reeher@pnc.com

SECTION 4.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser, each Purchaser Agent and the Assignee, as follows:
(a)    [Reserved].
(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
SECTION 5.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 6.    Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the satisfaction of the following conditions precedent:
(a)    Execution of Amendment. The Administrator shall have received counterparts hereto duly executed by each of the parties hereto.
(b)    Execution of Amended and Restated Fee Letter. The Administrator shall have received counterparts of the Amended and Restated Fee Letter duly executed by each of the parties thereto.
(c)    Receipt of Payoff Amount. The Administrator shall have received confirmation that the Assignor shall have received the Payoff Amount in its entirety in accordance with Section 1 of this Amendment.
SECTION 7.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
SECTION 8.    No Proceedings. Each of the parties hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full. The provisions of this Section 8 shall survive any termination of the Receivables Purchase Agreement.
SECTION 9.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 10.    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 11.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
ARVINMERITOR RECEIVABLES CORPORATION,
as Seller

By: /s/ Carl D. Anderson II________________
Name:     Carl D. Anderson II
Title:    President and Treasurer
MERITOR, INC.,
as Initial Servicer

By: /s/ Carl D. Anderson II________________
Name:     Carl D. Anderson II
Title:     Treasurer

S-1    Third Amendment to RPA (Meritor)

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser,
as an LC Participant, as a Purchaser Agent,
as LC Bank, as Administrator and as Assignee

By:_/s/Mark S. Falcione__________________
Name:    Mark S. Falcione
Title:    Executive Vice President

S-2    Third Amendment to RPA (Meritor)

MARKET STREET FUNDING LLC,
as a Conduit Purchaser and as Assignor

By:_/s/Doris J. Hearn__________________
Name:    Doris J. Hearn
Title:    Vice President

S-3    Third Amendment to RPA (Meritor)

ACKNOWLEDGED AND AGREED:

MERITOR, INC.,

By:__/s/Carl D. Anderson II___________
Name:    Carl D. Anderson II
Title:    Treasurer

S-4    Third Amendment to RPA (Meritor)

SCHEDULE IV

PURCHASER GROUPS AND MAXIMUM COMMITMENTS

Purchaser Group of PNC Bank, National Association
Party	Capacity	Maximum Commitment
PNC Bank, National Association	Related Committed Purchaser	$100,000,000
PNC Bank, National Association	LC Participant	$100,000,000
PNC Bank, National Association	LC Bank	N/A
PNC Bank, National Association	Purchaser Agent	N/A

Schedule IV-1

EXHIBIT A

ASSIGNMENTS AND PAYMENT AMOUNTS

Section 1.

Capital Payment:	$0

Section 2.

Discount:	$0
Fees:	[Redacted]
Other Amounts:	$0
CP Costs and Other Costs:	[Redacted]

Exhibit A-1

EXHIBIT B

WIRING INSTRUCTIONS

Wiring instructions with respect to amounts payable to the Assignor:

Bank Name:	PNC Bank, National Association
ABA #:	[Redacted]
Account #:	[Redacted]
Account Name:	Market Street Funding LLC
Reference:	ArvinMeritor Receivables Corporation

Exhibit B-1